                                                                   EXHIBIT 10.18


                           JOINT MARKETING AGREEMENT
                           -------------------------

     This Joint Marketing Agreement ("Agreement") is made this 11th day of May,
                                      ---------
1999 (the "Effective Date"), by and between the Biotechnology Industry
           --------------
Organization, a not-for-profit industry organization with offices at 1625 K. Street NW, Suite 1100, Washington, D.C. 20006 ("BIO"), and Chemdex Corporation,
                                                 ---
a Delaware corporation with offices at 3950 Fabian Way, Palo Alto, CA 94303 ("Chemdex").
  -------

                                   RECITALS
                                   --------

Whereas BIO is a not-for-profit industry organization chartered with providing leadership and service-oriented guidance and services to its members in order to advance the industry and bring the benefits of biotechnology to the people of the world; and

Whereas BIO has developed a network of biotechnology professionals supporting a common goal of increasing their effectiveness through group purchasing arrangements; and

Whereas BIO has been fostering the development of electronic commerce and procurement of biotechnology supplies through a common interface; and

Whereas Chemdex has developed and is currently marketing and supporting a comprehensive electronic commerce and procurement solution for the life sciences industry; and

Whereas Chemdex has determined that BIO maintains strong relationships with biotechnology customers; and

Whereas BIO, BIO's board of directors, and representatives of BIO's member companies conducted an industry survey and request for proposal process to evaluate electronic commerce options for its members; and

Whereas, as a result of the above described process, the parties have agreed to cooperate as set forth in this Agreement in the marketing of Chemdex's electronic commerce and procurement solution for biotechnology companies.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

     1.  Definitions.
         -----------

     "BIO/Chemdex Interface" means the first WWW page which is viewed by an
      ---------------------
Enterprise Customer when such customer first accesses the Chemdex System.

     "BIO Trademarks" means the trademarks owned or controlled by BIO.
      --------------

     "Chemdex Enterprise Customer Agreement" means the agreement pursuant to
      -------------------------------------
which Chemdex authorizes customers to purchase Products through the Chemdex System.

     "Chemdex System" means Chemdex's online ordering system for life science
      --------------
supplies currently located on the World Wide Web at www.chemdex.com and which
                                                    ---------------
shall conform with, when commercially reasonable, the guidelines set forth on Exhibit A.
---------

     "Chemdex Trademarks" means the trademarks owned or controlled by Chemdex.
      ------------------

     "Confidential Information" shall mean (i) any information disclosed by one
      ------------------------
party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature, (ii) oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure, (iii) other information disclosed by one party to the other which the receiving party should reasonably know that the disclosing party would regard as confidential, and (iv) the terms and conditions of this Agreement.

     "Enterprise Customer" means a Member that enters into a Chemdex Enterprise
      -------------------
Customer Agreement with Chemdex in order to use the Chemdex System to purchase Products.

     "Intellectual Property Rights" means any trade secrets, patents,
      ----------------------------
copyrights, trademarks, know-how, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including all applications and registrations relating to any of the foregoing.

     "Joint Marketing Fund" means the fund the parties will establish, in
      --------------------
accordance with Section 2(k), to fund BIO's marketing obligations hereunder.

     "Marketing Plans(s)" will have the meaning set forth in Section 4(a) below.
      ------------------

     "Member(s)" means the biotechnology companies which have registered with
      ---------
BIO to be represented by BIO.

     "Products" means the products offered for sale through the Chemdex System.
      --------

     "WWW" means the World Wide Web.
      ---

     2.   BIO Obligations.
          ---------------

          (a)  Pilot Users. Immediately after the Effective Date, BIO will
               -----------
provide Chemdex with access to the Members that previously have expressed to BIO an interest in becoming pilot users of the Chemdex System, and will make commercially reasonable efforts to enlist each such potential Enterprise Customers in a pilot program on terms mutually agreeable to the parties.

          (b)  Personnel.  BIO will provide sales and marketing personnel (at
               ---------
the minimum, the equivalent of one hundred percent (100%) of [.......] full time employees) reasonably sufficient to enable BIO to fulfill its obligations under this Agreement. BIO will provide the names and credentials of such personnel to Chemdex within thirty (30) days after the Effective Date of this Agreement, and will provide Chemdex with thirty (30) days written notice prior to replacing such personnel. Such personnel shall be subject to the prior written approval of Chemdex; provided, however, that Chemdex shall not unreasonably withhold or delay such approval.

          (c)  White Paper. BIO, at Chemdex's request, will edit and provide
               -----------
other reasonable assistance in the preparation by Chemdex or its representatives of a white paper on electronic commerce in the biotechnology industry. BIO will use commercially reasonable efforts to cooperate with Chemdex in the preparation of a white paper of a quality which BIO, in the exercise of its reasonable discretion, would endorse, and upon completion of the white paper, will consider in good faith endorsing the same.

          (d) Speaking Engagements.  Upon Chemdex's reasonable request
              --------------------
consistent with the applicable Marketing Plan, BIO will provide qualified personnel to speak on and endorse the Chemdex System at sales meetings and industry trade shows, conferences, and other related events. BIO will also, upon Chemdex's request, provide reasonable opportunities for Chemdex to speak at appropriate BIO events. BIO will provide opportunities for significant participation by Chemdex at BIO meetings and events, including, without limitation, speaking engagements, exhibitions, and the BIO show to be held in Seattle, Washington, between May 16 and May 20, 1999.

          (e)  Trademark License.
               -----------------

               (i) Subject to the provisions of this Section 2(e), BIO hereby grants to Chemdex a non-exclusive worldwide license under BIO's Intellectual Property Rights in the BIO Trademarks to use and reproduce the BIO Trademarks solely as is necessary to fulfill its branding and marketing obligations set forth under this Agreement. Chemdex will comply with any usage guidelines which may be provided to Chemdex by BIO from time to time, and upon BIO's request, shall provide BIO with samples of Chemdex's usage of such BIO Trademarks. BIO will provide the BIO Trademarks to Chemdex in a format reasonably acceptable to Chemdex no later than thirty (30) days after the Effective Date. Chemdex shall not challenge BIO's ownership of the BIO Trademarks or use or adopt any trademarks that might be confusingly similar to such BIO Trademarks.

               (ii) Chemdex shall comply with all instructions, standards, specifications, quality criteria and procedures that BIO may reasonably and in good faith prescribe from time to time for the purpose of assuring that the products and services offered in conjunction with any BIO Trademark meet the quality standards prevailing in the industry at the time. In the event Chemdex fails to comply with such requirements and standards and, in BIO's

                   [.....] CONFIDENTIAL TREATMENT REQUESTED
      OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                  COMMMISSION
reasonable view, such failure causes or is likely to cause Chemdex's products or services to be substandard, then BIO shall notify Chemdex of the same and if Chemdex fails to cure the same within sixty (60) days then BIO may require Chemdex by written notice to suspend its use of the applicable BIO Trademark(s) until the failure is remedied to BIO's reasonable satisfaction.

          (f)  Mailing List.  Subject to the limitations set forth in this
               ------------
Section 2(f), BIO hereby grants to Chemdex a non-exclusive, worldwide license to use BIO's mailing list containing the names and contact information of Members and prospective Members, as such list is amended and updated from time to time during the term of this Agreement ("Mailing List"). BIO will provide such
                                    ------------
Mailing List to Chemdex on the first day of each calendar quarter during the term of this Agreement. The Mailing List shall be deemed BIO Confidential Information. Notwithstanding any other provision of this Agreement, Chemdex shall use the mailing list (i) only as necessary to perform its obligations under this Agreement, and (ii) only to distribute information and materials BIO has approved in advance, such approval not to be unreasonably withheld or delayed. Chemdex will not sell or distribute the Mailing List without the prior written consent of BIO.

          (g)  Exclusivity.  During the term of this Agreement, BIO will not
               -----------
market or promote an online ordering system for life science supplies, other than the Chemdex System. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent BIO from negotiating discounts and other benefits for BIO members with any supplier, irrespective of whether such supplier participates in the Chemdex System.

          (h)  Linking.  BIO will include links to certain Chemdex WWW sites on
               -------
the BIO WWW sites. Chemdex and BIO will mutually agree upon the quantity, placement, and design of such links in the Marketing Plans.

          (i)  Publications.  BIO will market and endorse Chemdex and the
               ------------
Chemdex System in direct mailings and in other BIO publications, including publishing advertisements created by Chemdex and approved by BIO (such approval not to be unreasonably withheld or delayed) in BIO News, BIO Alerts, BIO Bulletins, and the BIO Member directory.

          (j)  Other.  BIO will provide opportunities for Chemdex to participate
               -----
in appropriate BIO purchasing road shows, Member meetings, and meetings held by organizations, that are affiliates of BIO. BIO, at its option, may undertake other activities that BIO reasonably deems necessary or appropriate to market the Chemdex System, subject to the prior approval of Chemdex, which approval Chemdex will not unreasonably withhold or delay.

          (k)  Joint Marketing Fund.
               --------------------

               (i)   Formation.  BIO will form a Joint Marketing Fund (subject
                     ---------
to the prior written approval of Chemdex, which approval shall not be unreasonably withheld or delayed) to receive the contributions to the Joint Marketing Fund set forth in Section 3(d). BIO shall use such Joint Marketing Fund (other than the Common Stock which BIO purchases pursuant to Section 3(d)(ii) below, which BIO will have the right to use to fund its obligations set forth in this Agreement and the Marketing Plans or for the general benefit of its Members and the biotechnology industry) solely to fund its obligations set forth in this Agreement and in the Marketing Plans; provided, however, that (A) BIO's obligations under this Agreement will be funded by the Joint Marketing Fund only to the extent BIO withdraws monies from the Joint Marketing Fund to fund such obligations, and documents such activities in accordance with Section 2(k)(ii) below, and (B) BIO will have the right to use up to [...................] of such Joint Marketing Funds to support activities, which activities may be unrelated to BIO's obligations under this Agreement, for the benefit of its Members and the biotechnology industry.

               (ii)  Reports.  Within thirty (30) days after the end of each
                     -------
calendar quarter, BIO will submit to Chemdex a detailed report containing the following information: (A) withdrawals from and deposits to the Joint Marketing Fund during such calendar quarter, (B) expenditures during such calendar quarter that relate to joint marketing activities, (C) reasonable documentation to support such expenditures, and (D) funds remaining in the Joint Marketing Fund as of the last day of such calendar quarter.

               (iii) Audits.  BIO shall maintain full and complete records
                     ------
related to the use of the Joint Marketing Fund, including copies of the reports described in Section 2(k)(ii) above, for at least three (3) years after the creation of such reports. Chemdex shall be entitled to audit such records upon thirty (30) days written notice, in order to confirm the accuracy of the reports described in Section 2(k)(ii), provided, that Chemdex may conduct no more than one such audit in any six (6) month period. Any such audit shall be performed at Chemdex's expense during normal business hours; provided, that the cost of such audit (and in addition, the full amount of any Joint Marketing Funds used by BIO in breach of any provision of this Agreement) shall be promptly paid by BIO if such audit reveals that BIO used of more than five percent (5%) of the amounts paid by Chemdex into the Joint Marketing Fund in any six (6) month period for purposes other than those contemplated by this Agreement.

     3.   Chemdex Obligations.
          -------------------

          (a)  Chemdex System.  Chemdex will provide Enterprise Customers with
               --------------
online ordering services through the BIO/Chemdex Interface. Chemdex will use reasonable best efforts to execute Chemdex Enterprise Customer Agreements with Members who desire to become Enterprise Customers of the Chemdex System.

          (b)  Trademarks.
               ----------

               (i) Chemdex hereby grants to BIO a non-exclusive, royalty-free, worldwide license under Chemdex's Intellectual Property Rights in the Chemdex Trademarks to use and reproduce the Chemdex Trademarks solely as is necessary to fulfill BIO's branding and marketing obligations set forth under this Agreement. BIO will comply with any usage guidelines which may be provided to BIO by Chemdex from time to time, and upon Chemdex's

                   [.....] CONFIDENTIAL TREATMENT REQUESTED
      OMMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION
request, shall provide Chemdex with samples of BIO's usage of such Chemdex Trademarks. Chemdex will provide the Chemdex Trademarks to BIO in a format reasonably acceptable to BIO no later than thirty (30) days after the Effective Date. BIO shall not challenge Chemdex's ownership of the Chemdex Trademarks or use or adopt any trademarks that might be confusingly similar to such Chemdex Trademarks.

               (ii) BIO shall comply with all instructions, standards, specifications, quality criteria and procedures that Chemdex may reasonably and in good faith prescribe from time to time for the purpose of assuring that the products and services offered in conjunction with any Chemdex Trademark meet the quality standards prevailing in the industry at the time. In the event BIO fails to comply with such requirements and standards, then Chemdex shall notify BIO of the same and if BIO fails to cure the same within sixty (60) days then Chemdex may require BIO, by written notice, to suspend its use of the applicable Chemdex Trademark(s) until the failure is remedied to Chemdex's reasonable satisfaction.

          (c)  Discount. In the event that Chemdex charges a fee for connecting
               --------
Enterprise Customers to the Chemdex System, such Enterprise Customers will receive a discount of [...................] or [......] whichever is greater, off of the fees which Chemdex generally charges its customers with respect to such customers' use of the Chemdex System: provided, however, that during the term of this Agreement, the parties will re-negotiate such discount in good faith within thirty (30) days after Chemdex notifies BIO in writing that Chemdex's business model and/or revenue sources have substantially changed. In addition, any fee which becomes standard to the majority of Chemdex Enterprise Customer Agreements will be eligible for such discount.

          (d)  Joint Marketing Fund Contributions.
               ----------------------------------

               (i)  Payments.  At the beginning of each calendar quarter, and
                    --------
provided that BIO meets its obligations set forth in the applicable Marketing Plan, Chemdex will make the following contributions to the Joint Marketing Fund:
(A) [........] per quarter during the first twelve (12) month term of this
Agreement, (B) [........] per quarter during the second and third twelve (12)
month terms of this Agreement, and (C) [........] per quarter during the fourth and fifth twelve (12) month terms of this Agreement. Chemdex may, in its sole discretion, make contributions to the Joint Marketing Fund in advance of the due dates set forth in this Section 3(d), which advances shall be fully creditable against future contributions to the Joint Marketing Fund required by this
Section 3(d) (but which advances shall not be creditable against amounts already paid to the Joint Marketing Fund by Chemdex prior to the date of such advance), in the event that the budget for any Marketing Plan exceeds the funds then-available in the Joint Marketing Fund. The parties will use reasonable best efforts to promptly settle any dispute arising under this Section 3(d) in accordance with the procedures set forth in Section 10(d) below.

               (ii) Royalty. As a one-time royalty and in consideration for
                    -------
the licenses granted to Chemdex pursuant to Sections 2(e) and 2(f), the parties shall enter into a Stock

                   [.....] CONFIDENTIAL TREATMENT REQUESTED
      OMMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION

Purchase Agreement of even date, pursuant to which BIO will purchase 375,000 shares of the Common Stock of Chemdex, which Common Stock shall be deemed to be a part of the Joint Marketing Fund and its uses as described in section 2(k)(i) above.

          (e)  Data.  Within fifteen (15) days following the end of each
               ----
calendar quarter falling in whole or part within the term of this Agreement, and provided that Chemdex obtains the Enterprise Customers' prior written consent, Chemdex will provide BIO with data regarding the use of the Chemdex System by Enterprise Customers (collectively, "Customer Data"), such data to be
                                     -------------
provided electronically in a format mutually agreed upon by the parties. Neither party shall disclose Customer Data without the prior written consent of the other party (which approval such party shall not unreasonably withhold or delay) except as required by law; Chemdex will have the right to approve any form or letter which is used to obtain the consent of Enterprise Customers to the disclosure of such Enterprise Customers' data to BIO hereunder; provided, however, that Chemdex will not unreasonably withhold or delay approval of such form or letter.

          (f)  Linking.  Chemdex will include links to the BIO WWW sites on the
               -------
Chemdex WWW site. Chemdex and BIO will mutually agree upon the quantity, placement, and design of such links in the Marketing Plans.

          (g)  Exclusivity.  During the term of this Agreement, Chemdex will not
               -----------
enter into a joint marketing arrangement with any other biotechnology or life science trade organization or professional association, in accordance with
Section 4(c) hereof, whose membership is more than [....] biotechnology companies or whose charter includes specific reference to the representation of biotechnology companies ("Biotechnology Organizations") without first making, in
                          ---------------------------
good faith, all commercially reasonable efforts to obtain the participation of BIO in such joint marketing arrangement.

          (h)  Suppliers.  Chemdex shall make best efforts to make available
               ---------
through the BIO/Chemdex Interface the full line of products and services reasonably required by Enterprise Customers. If Chemdex fails to provide products and services reasonably required by Enterprise Customers, BIO will have the right to provide links to suppliers providing such products and services on BIO's WWW site located at www.bio.org.

          (i)  Reports.  Within thirty (30) days following the end of each
               -------
calendar quarter, Chemdex will submit to BIO a detailed report containing the following information: (i) names of Members executing a Chemdex Enterprise Customer Agreement during the applicable quarter and (ii) contact information (contact name, address, telephone, fax and electronic mail address) for each such Member. Subject to the prior written consent of the applicable Enterprise Customer, Chemdex will also provide to BIO (iii) a copy of the Chemdex Enterprise Customer Agreement between Chemdex and such Enterprise Customer, and
(iv) the fees and charges paid by the Enterprise Customer to Chemdex pursuant to such agreement.

                   [.....] CONFIDENTIAL TREATMENT REQUESTED
      OMMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION

          (j)  Publications.  Chemdex will market and endorse BIO in direct
               ------------
mailings and in other Chemdex publications, including publications related to the promotion of the relationship of the parties established by this Agreement.

     4.   Mutual Obligations.
          ------------------

          (a)  Marketing Plans.  During the term of this Agreement, Chemdex and
               ---------------
BIO will enter into twelve (12) month marketing plans, which plans shall describe in detail the obligations of each of the parties with respect to the marketing and endorsement of the Chemdex System to Members (including, but not limited to, the obligations outlined in Section 2 and other mutually beneficial activities), within forty-five (45) days after the Effective Date, and upon each annual anniversary thereof ("Marketing Plan"); provided, however, that if the
                             --------------
parties fail to enter into any new Marketing Plan prior to the expiration of the then-current Marketing Plan, and unless otherwise agreed upon by the parties in writing, the previous Marketing Plan will remain in effect. Each party will use reasonable best efforts to fulfill its obligations set forth in each Marketing Plan during the twelve (12) month term of such Marketing Plan. Martha Greer (or a successor designated in writing to BIO) will coordinate the efforts of Chemdex, and Kaye Kirk (or a successor designated in writing to Chemdex) will coordinate the efforts of BIO, under each such Marketing Plan.

          (b)  Co-Branding.  Chemdex and BIO will cooperate and will mutually
               -----------
agree upon the branding of (i) the BIO/Chemdex Interface, (ii) a section of the BIO WWW site which will be devoted exclusively to communications regarding the Chemdex System and the relationship of the parties established by this Agreement and which will be located at www.bio.org/chemdex, and (iii) a section of the Chemdex WWW site which will be devoted exclusively to communications regarding the Chemdex System and the relationship of the parties established by this Agreement, and which will be located at www.chemdex.com/BIO. Chemdex and BIO
                                        -------------------
will, in good faith, work with other Chemdex partners, including without limitation VWR Scientific Products Corporation, to form and implement co-branding strategies which are agreed upon by all involved parties.

          (c)  Other Partners.  Chemdex and BIO will jointly recruit relevant
               --------------
partners to participate with Chemdex and BIO in the endorsement of the Chemdex System to biotechnology companies. Josh Olshansky (or a successor designated in writing to BIO) will coordinate the efforts of Chemdex, and Carl Feldbaum (or an alternate designated in writing to Chemdex) will coordinate the efforts of BIO with respect to such recruitment. If reasonably necessary, Chemdex and BIO agree to allocate funds from the Joint Marketing Fund to provide
[.....................] of the funding required to involve new partners in joint marketing activities. Within thirty (30) days after the Effective Date, Chemdex and BIO will establish a plan to recruit partners for joint marketing activities ("Partner Recruitment Plan"). Chemdex will be responsible for up to
  ------------------------
[..............] of the costs explicitly set forth in such Partner Recruitment
Plan; provided, however, that all additional costs incurred by the parties to recruit partners which are not set forth in the Partner Recruitment Plan shall be the sole responsibility of BIO.

                   [.....] CONFIDENTIAL TREATMENT REQUESTED
      OMMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION

          (d)  Expenses.  Except as otherwise set forth in this Agreement, each
               --------
party shall bear the entire cost and expense of fulfilling such party's obligations under this Agreement.

          (e)  Publicity.  The parties will jointly issue a press release
               ---------
announcing the relationship of the parties established hereunder by May 16, 1999, or by a date mutually agreed by BIO and Chemdex. The parties will individually and jointly pursue mutually agreed upon media and press relations activities during the term of this Agreement; provided, however, that all such media and press relations activities, whether individually or jointly pursued, shall be subject to the prior approval of both parties, which approval shall not be unreasonably withheld or delayed.

          (f)  Participation Goals.  The parties will use their reasonable best
               -------------------
efforts to obtain new Enterprise Customers in accordance with the table set forth below:

Term                    Cumulative Large         Cumulative Small         Total Cumulative
                        Enterprise Customers     Enterprise Customers     Enterprise Customers
                        [......] employees) by   [......] employees) by   by the end of the Term
                        the end of the Term      the end of the Term
-------------------------------------------------------------------------------------------------
First twelve month      [...]                    [...]                    [...]
term of Agreement
-------------------------------------------------------------------------------------------------
Second twelve month     [...]                    [...]                    [...]
term of Agreement
-------------------------------------------------------------------------------------------------
Third twelve month      [...]                    [...]                    [...]
term of Agreement
-------------------------------------------------------------------------------------------------
Fourth twelve month     [...]                    [...]                    [...]
term of Agreement
-------------------------------------------------------------------------------------------------
Fifth twelve month      [...]                    [...]                    [...]
term of Agreement
-------------------------------------------------------------------------------------------------

     The performance goals set forth in the above table assumes that the number of potential Enterprise Customers is [......................]. At the end of
each twelve (12) month term of this Agreement, Chemdex and BIO will review and adjust the number of potential Enterprise Customers. If the number of potential
Enterprise Customers increases or decreases by [.................] or more, the performance goals set forth in the above table will be increased or decreased by such percentage with respect to the subsequent twelve (12) month term of this Agreement. If, at any point during the term of this Agreement, it appears that BIO will fail to

                   [.....] CONFIDENTIAL TREATMENT REQUESTED
      OMMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION
achieve the performance goals set forth in the above table, Chemdex and BIO will, in good faith, discuss mutually agreeable adjustments to the above table or alternative solutions.

     5.   Ownership. Chemdex shall own all right, title, and interest in and to
          ---------
the Chemdex System and the Chemdex Trademarks. BIO shall own all right, title, and interest in and to the BIO Trademarks. Upon completion of the white paper described in Section 2(c), the parties shall jointly own all United States and international copyrights in such white paper, and neither party shall have a duty to account to the other party with respect to such party's use of such white paper; provided, however, that BIO will not distribute or otherwise use such white paper without the prior written consent of Chemdex.

     6.   Term and Termination.
          --------------------

          (a)  Term.  This Agreement shall be effective for a term of five (5)
               ----
years after the Effective Date, unless terminated earlier in accordance with this Section 6.

          (b)  Termination for Failure to Achieve Participation Goals.  After
               ------------------------------------------------------
the expiration of the first twelve (12) month term of this Agreement, either party will have the right to terminate this Agreement upon written notice to the other party (which notice shall be received no later than forty-five (45) days after each twelve (12) month anniversary of this Agreement) in the event
[......................................................].

          (c)  Termination for Cause.  If either party defaults in the
               ---------------------
performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the Agreement shall automatically terminate at the end of that period.

          (d)  Termination for Insolvency.  This Agreement shall terminate,
               --------------------------
without notice, (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party's debts, which, if involuntary, are not dismissed within ninety (90) days, (ii) upon either party's making an assignment for the benefit of creditors, or (iii) upon either party's dissolution.

          (e)  Return of Materials. Within thirty (30) days after the
               -------------------
termination of this Agreement, each party either shall destroy or return to other party all Confidential Information (excluding Customer Data) and all materials bearing the other party's trademarks, or shall destroy such items. Neither party shall retain any copies of any Confidential Information or items that may have been entrusted to it by the other party. Effective upon the termination of this Agreement, each party shall cease to use all trademarks of the other party. Upon termination, BIO will have the right to retain all payments received by BIO prior to the termination of this Agreement.

                   [.....] CONFIDENTIAL TREATMENT REQUESTED
      OMMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION

          (f)  Survival of Certain Terms.  The provisions of Sections 1,
               -------------------------
2(k)(iii), 5, 6(e), 6(f), 6(g), 7, 9, and 10, and the last sentence of Sections 2(e) and 3(b), shall survive the termination of this Agreement for any reason.
Section 8 will survive any termination or expiration of this Agreement for a period of five (5) years. All other rights and obligations of the parties shall cease upon termination of this Agreement.

          (g)  Limitation on Liability.  IN THE EVENT OF TERMINATION BY EITHER
               -----------------------
PARTY IN ACCORDANCE WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, BECAUSE OF SUCH TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF CHEMDEX OR BIO.

     7.   Warranties; Limitation on Liability.
          -----------------------------------

          (a)  Power and Authority.  Each party represents and warrants that (i)
               -------------------
it has the full right, power and authority to enter into this Agreement and to discharge its obligations hereunder, and (ii) it has not entered into any agreement inconsistent with this Agreement or otherwise granted any third party any rights inconsistent with the rights granted to the other party under this Agreement. Chemdex provides no warranty hereunder to BIO with respect to the Chemdex System or the Products. Each User receives a warranty on the Chemdex System or Products, if any, solely pursuant to the Chemdex Enterprise Customer Agreement which such User executes with Chemdex.

          (b)  No Other Warranties.  EXCEPT FOR THE FOREGOING WARRANTIES,
               -------------------
CHEMDEX AND BIO MAKE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE.

          (c)  Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE
               -----------------------
LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES OF ANY KIND UNDER ANY CAUSE OR ACTION (INCLUDING NEGLIGENCE), WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE LIABILITY OF EACH PARTY UNDER THIS AGREEMENT (OTHER THAN CHEMDEX'S LIABILITY FOR CONTRIBUTIONS OF CASH AND STOCK TO THE JOINT MARKETING FUND PURSUANT TO SECTION 3(d)) WILL IN NO EVENT EXCEED
[...........................].


                    [....] CONFIDENTIAL TREATMENT REQUESTED
     OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND SECURITIES
                                  COMMISSION

     8.   Confidentiality.
          ---------------

          (a)  Nondisclosure.  Each party shall treat as confidential all
               -------------
Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party's Confidential Information.

          (b)  Exceptions.  Notwithstanding the above, neither party shall have
               ----------
liability to the other with regard to any Confidential Information of the other which the receiving party can prove: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party; (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;
(iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the receiving party without any use of the Confidential Information, as demonstrated by files created at the time of such independent development; (v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure. In addition, Chemdex shall have the right to disclose the terms and conditions of this Agreement in documents filed with the Securities and Exchange Commission if Chemdex deems such disclosure to be advisable; provided, however, that Chemdex will make such documents available to BIO for review by BIO from time to time during the term of this Agreement.

          (c)  Return of Confidential Information.  Upon expiration or
               ----------------------------------
termination of this Agreement, each party shall return all Confidential Information received from the other party.

          (d)  Remedies.  Any breach of the restrictions contained in this
               --------
Section 8 is a breach of this Agreement that may cause irreparable harm to the nonbreaching party. Any such breach shall entitle the nonbreaching party to injunctive relief in addition to all legal remedies.

     9.   Indemnification.  Each party shall be solely responsible for, and
          ---------------
shall indemnify and hold the other party free and harmless from, any and all claims, damages or lawsuits (including attorneys' fees) arising out of the negligent or wrongful acts of such party, its employees or its agents under this Agreement, including, without limitation, claims by third parties against such party as a result of such party's (a) representation of the Chemdex System in a manner inconsistent with the Chemdex's published descriptions and warranties, or (b) marketing of the Chemdex System inconsistent with the terms of this Agreement; provided, that such party is provided with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

     10.  Miscellaneous.
          -------------

          (a)  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended or waived only with the written consent of the parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 10(a) shall be binding upon the parties and their respective successors and assigns.

          (b)  Successors and Assigns.  Neither party will have the right to
               ----------------------
assign this Agreement without the prior written consent of the other party; provided, that Chemdex shall have the right to assign its rights, obligations and privileges hereunder to a successor in business or an acquirer of all or substantially all of its business or assets to which this Agreement pertains without obtaining the consent of BIO. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (c)  Governing Law.  This Agreement shall be governed, construed and
               -------------
interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (d)  Dispute Resolution.
               -------------------

               (i)  Negotiation.  No arbitration or other proceeding with
                    -----------
respect to any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall arise until the following procedures have been completed. Representatives from each party will meet within ten (10) business days after receipt of a request from either party to review in good faith any dispute with respect to the interpretation of any provision of this Agreement or with respect to the performance of either party under this Agreement. In the event a disagreement or dispute under this Agreement is not resolved by the designated representatives of each party by mutual agreement within five (5) business days after a meeting to discuss the disagreement, which resolution shall be evidenced by a document signed by both parties, either party may within five (5) business days thereafter provide the other written notice specifying the terms of such disagreement in reasonable detail. Upon receipt of such notice, the chief executive officer of each party shall meet at a mutually-agreed place and time (but no later than ten (10) business days after receipt of such notice) for the purpose of resolving such disagreement. Such officers shall make a good faith effort to resolve the disagreement or negotiate an acceptable revision of this Agreement acceptable to both parties, without the necessity of formal procedures relating thereto. During the course of such discussion, the parties will reasonably cooperate and provide information that is not confidential to the end that each party may be fully informed with respect to the issues in dispute. The institution of arbitration to resolve the disagreement may occur only after the earlier of the following events: (a) the chief executive officers mutually agree that resolution of the disagreement through continued negotiation is not likely to occur, or (b) ten (10) business days after the initial meeting between such chief executive officers.

               (ii) Arbitration.  Subject to the provisions of paragraph (i)
                    -----------
above, any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in a location mutually agreed upon by the parties in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

          (e)  Attorney's Fees.  If any action at law or in equity (including
               ---------------
arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (f)  Notices.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or electronic mail transmission, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address, facsimile number or electronic mail address as set forth below, or as subsequently modified by written notice.

Chemdex:                    BIO:

Chemdex Corporation         Biotechnology Industry Organization
3950 Fabian Way             1625 K Street, N.W., Suite 1100
Palo Alto, CA 94303         Washington, DC  20006
Tel: (650) 813-0300         Tel: (202) 857-0244
Fax: (650) 813-0304         Fax: (202) 887-9001
Email:dperry@chemdex.com    Email:cfeldbaum@bio.org

With a copy to:             With a copy to:
   jolshansky@chemdex.com      lmurphy@bio.org
   ----------------------

          (g)  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (h)  Entire Agreement.  This Agreement is the product of both of the
               ----------------
parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

          (i)  Foreign Corrupt Practices Act.  In conformity with the United
               -----------------------------
States Foreign Corrupt Practices Act, neither party, nor such party's employees and agents, shall directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of (A) influencing an act or decision of an official of any government (including a decision not to act) or (B) inducing such a person to use his influence to affect any such governmental act or decision in order to assist such party in obtaining, retaining or directing any such business.

          (j)  Advice of Legal Counsel.  Each party acknowledges and represents
               -----------------------
that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

          (k)  Independent Contractors.  Notwithstanding the use of the term
               -----------------------
"Partner" in this Agreement or in any use of the word "partner" in marketing materials, the relationship of Chemdex and BIO is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

CHEMDEX CORPORATION                     BIOTECHNOLOGY INDUSTRY
                                        ORGANIZATION



By: /s/ David P. Perry                  By: /s/ Carl B. Feldbaum
    --------------------                    --------------------

Title: President and CEO                Title: President
       -----------------                       -----------------

Date: 5/11/99                           Date: 5/11/99
      ------------------                      ------------------

Exhibit A

System Requirements, Performance Standards, and Product Offering

System Requirements:

 .    Beginning-to-end purchasing solution which clearly improves the entire procurement chain from aggregation of information, placement of an order, receipt of product and reconciliation of shipping documents, through the payment of the invoice.
 .    Easy to use so that any BIO Members will find it "friendly", whether they are a large multi-national or a small, emerging company. . Provide commercially reasonable interfaces to Member's legacy purchasing systems.
 .    Allow for customization based on Members' current purchasing protocols and supplier relationships.
 .    Scalable for use by hundreds of suppliers and end-users and must be compatible with other e-commerce systems available for non-lab related purchases.
 .    BIO will not administer orders or invoices. Chemdex or the appropriate supplier will administer invoices and offer a variety of formats for receipt of invoices.
 .    Easy to access and download with searches and request response time of no more than three seconds on top of any Internet connection delays.
 .    Link to PO systems for requisitioning and have the ability to tie into a
     G/L software package with expense and department codes.
 .    Reporting capabilities for tracking and sorting purchase orders.
 .    Ability to highlight preferred suppliers.
 .    Ability to block certain suppliers.
 .    Ability to consolidate vendor orders.
 .    Verification of order, shipment, delivery, backorders, etc.
 .    Ability for buyers to log in and get a summary of transactions.
 .    Ability to limit orders for hazardous or controlled materials.
 .    Ability for built in dollar volume order limits and purchase dollar authorization codes.
 .    Ability to support approval routing system.
 .    Ability to compare real-time inventory from chosen suppliers where available and commercially feasible.
 .    Order tracking post shipment.
 .    Ability to select form of shipment (list shippers available).
 .    Provide levels of security consistent with industry standards.
 .    Compatible with Mac's and PC's running Netscape 4.0 or higher and IE 4.0 or higher.
 .    Linkable into internal e-mail system for ease of communication with end-
     users.
 .    Ability to add suppliers of choice by Members subject to suppliers contracting with Chemdex to offer their products for sale on the Chemdex System under terms acceptable to both the supplier and Chemdex.
 .    Compatibility with other business applications (i.e. GL, AP, Receiving).

 .    Ability for suppliers to update their catalog information on a reasonably consistent basis and existence of a reasonable process for measuring compliance of supplier updates.
 .    Incorporation of BIO and/or customer pricing from individual suppliers.

Performance Requirements:

 .    Confirmations on customer contract pricing, availability, packaging charges, tax, inventory and final shipment via email or fax.
 .    Process for cancellation of orders.
 .    Customer service for drop-shipments and back orders.
 .    AP customer support.
 .    Shipper tracking support.
 .    Customer service support.
 .    Technical support for customers.
 .    Supplier technical support.
 .    Must be able to obtain credit for unwanted merchandise subject to Chemdex's return policies.
 .    Must be able to return unwanted product subject to Chemdex's return policies.
 .    No charge for damaged or faulty merchandise, subject to Chemdex's return policies.

Product Offering:

The following lists the products that BIO would like to feature in the interface and within the Chemdex product line for offer to BIO members. Chemdex will make its best efforts to accommodate these vendors for inclusion in the system, subject to the supplier's willingness to enter into a supplier contract with Chemdex on terms agreeable to the supplier and to Chemdex

 .    Chemicals, molecular biology and related equipment (Sigma, Aldrich, Fluka
     (SAF), Amersham Pharmacia Biotech, Boehringher Manneheim, ABI Perkin Elmer, Life Technologies, Promega, NEN, Roche Molecular, Merck, Millipore and Tosho).
 .    General laboratory supplies, chemicals and equipment through VWR and Fisher
     Scientific featuring the BIO agreement or member company agreement with VWR or Fisher.
 .    Office Supplies and equipment from BIO's preferred provider (subject to assessment and approval by Chemdex).
 .    Computers and related supplies and software if BIO develops a preferred provider agreement (subject to assessment and approval by Chemdex).

Contract Management
 .    Chemdex will respond to all BIO and customer leads within a commercially reasonable period of time.

 .    Chemdex will train all Chemdex sales and customer service employees on BIO and the nature and terms of the BIO-Chemdex Agreement.
 .    BIO or Chemdex may request quarterly review meetings with the other party to assess progress of the partnership.